UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2012

NASB FINANCIAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Missouri	0-24033	43-1805201
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12498 South 71 Highway, Grandview, Missouri 64030

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (816) 765-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 22, 2012, the Board of Directors (the “Board”) of North American Savings Bank, F.S.B. (the “Bank”), a wholly owned subsidiary of NASB Financial, Inc. (the “Company”) signed a Consent Order with the Office of the Comptroller of the Currency, the Bank’s primary regulator (“OCC”), effective as of that date. This Consent Order replaces and terminates the previous Supervisory Agreement the Bank had entered with the Office of Thrift Supervision, the Bank’s previous federal regulator.

Pursuant to the Consent Order, the Bank will:

1.	Establish a Compliance Committee of the Board of Directors that will ensure adherence to, and compliance with, the Consent Order.

2.	Develop a written Strategic Plan that establishes objectives for the Bank’s overall risk profile, earnings performance, growth, balance sheet mix, liability structure, capital adequacy, reduction in nonperforming assets, product line development and market segments to be developed. The Strategic Plan will include detail strategies to accomplish each of these objectives.

3.	Establish a written Capital Plan with capital maintenance objectives to ensure that the Bank’s Tier 1 leverage capital remains equal to or greater than 10% of adjusted total assets and that the Bank’s risk-based capital remains equal to or greater than 13% of risk-weighted assets. As of March 31, 2012, the most recent quarter-end, the Bank’s actual Tier 1 leverage ratio and risk-based capital ratios were 13.5% and 16.5%, respectively.

4.	Develop and adopt policies and procedures with regard to credit underwriting and administration that enhance documentation standards for non-homogenous lending, ensure adequate information and documentation with regard to collateral, establish a program for annual loan reviews, establish a process for tracking loan exceptions, develop a written program for the ongoing monitoring of commercial real estate loans secured by investment properties, and implement a program to hold staff accountable for the adherence to these policies and procedures.

5.	Develop a program to ensure an effective credit risk rating and problem asset accounting system by enhancing the loan review process to ensure proper carrying values for the Bank’s credits, and ensuring proper treatment of loans for impairment, nonaccrual status and troubled debt restructuring.

6.	Develop a program for concentration risk management that identifies concentrations of credit risk, establishes a set of concentrations of credit limits and sub-limits, sets specific timeframes for reductions to concentrations of credit risk and establishes procedures for the periodic monitoring and re-evaluation of concentration limits.

7.	Establish a problem asset management program that is designed to efficiently and effectively reduce the Bank’s level of criticized assets. The program will also be designed to hold Bank personnel accountable for following specific problem asset management plans.

8.	Provide for an effective, independent and ongoing loan review program that will review the Bank’s loan portfolios at least semi-annually.

9.	Ensure that the Bank’s policies and procedures for maintaining an adequate allowance for loan and lease losses are appropriate and in accordance with Generally Accepted Accounting Principles.

10.	Develop, implement and adhere to an effective written liquidity program and liquidity contingency plan.

11.	Develop, implement and adhere to an effective interest rate risk program.

The Agreement will remain in effect until terminated, modified or suspended by OCC. The Bank’s Management and Board of Directors have expressed their full intention and ability to comply with all parts of the Consent Order.

The foregoing summary description of the material provisions of the Agreement is qualified in its entirety by reference to the full text of the Supervisory Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events

On May 25, 2012, the Company issued a press release announcing that the Board of the Bank had signed a Consent Order with the OCC, as described above. The Company incorporates herein by reference the press release dated May 25, 2012, attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements; Exhibits.

(d) Exhibits.

10.1	Consent Order dated as of May 22, 2012, between the Board of Directors of North American Savings Bank, F.S.B. and the Office of Comptroller of the Currency.

99.1	Press Release dated May 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2012	NASB FINANCIAL, INC.

	By:	/s/ Rhonda Nyhus
Vice President and Treasurer